UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 14, 2008

AFH Holding IV, Inc.

 (Exact name of registrant as specified in its charter)

Delaware	000-52850	26-1365243
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9595 Wilshire Boulevard, Suite 900, Beverly Hills, CA 90212
(Address of principal executive offices)

Registrant’s telephone number, including area code (310) 300-3431

Not applicable

(Former name of former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision:

[_]

Written communications pursuant to Rule 425 under the Securities Act (17 CFP 230.425)

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Soliciting material pursuant to Rule 14A-12 of the Exchange Act (17CFR 240.14D-2(b))

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14D-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

AFH Holding IV, Inc. (the “Company”) previously reported that it commenced a private placement (the “Offering”) of shares (the “Shares”) of its common stock, par value $.001 per share (the “Common Stock”) on a best efforts basis with expected gross proceeds of up to $700,000 on February 26, 2008.   While the Company intended to commence the Offering on such date, the Offering was delayed and commenced on April 14, 2008.  The Company is offering a minimum of 70 investment units (the “Units”), each Unit consisting of 2,500 Shares at a per Unit price of $5,000 (the “Minimum Offering”) and a maximum of 140 Units (the “Maximum Offering”).  The offering period during which the Company will accept subscriptions to purchase Shares (the “Offering Period”) commenced on February 26, 2008 and will continue until the earliest of: (i) the sale of the Minimum Offering; (ii) 60 days from February 26, 2008 (subject to extension by the Company for an additional 60 days with no notice to stockholders); and (iii) the termination of the Offering Period by the Company.

The Shares are expected to be issued to accredited investors under an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), and any investors would be prohibited from offering or selling the Shares purchased in the Offering in the absence of an effective registration statement or an applicable exemption from registration requirements.

This Current Report on Form 8-K is issued pursuant to Rule 135c under the Securities Act and shall not constitute an offer to sell or the solicitation of an offer to buy the Shares, nor shall there be any sale of the Shares in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 16, 2008

AFH HOLDING IV, INC.

By:  /s/ Amir F. Heshmatpour

Amir F. Heshmatpour

President